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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 1996



                    AMERICAN EXPRESS COMPANY

----------------------------------------------------------------
        (Exact name of registrant as specified in its charter)



           New York                   1-7657       13-4922250
-------------------------------   --------------  ------------
(State or other jurisdiction       (Commission    (IRS Employer
      of incorporation)            File Number)   Identification)


200 Vesey Street, World Financial Center
New York, New York                                      10285
-----------------------------------------------       ----------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (212) 640-2000
                                                   --------------




-----------------------------------------------------------------
  (Former name or former address, if changed since last report.)


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Item 5.  Other Events

        On October 28, 1996, American Express Company issued the following press release:

NEW YORK, October 28, 1996 -- American Express Company today reported third quarter net income of $458 million, up 10 percent from a year ago.

On a per share basis, third quarter net income was $0.95, compared with $0.83 a year ago, an increase of 14 percent.

Separately, the Board of Directors today approved a plan to repurchase up to 40 million common shares over the next two to three years, from time to time as market conditions allow. The plan is primarily designed to allow the Company to offset share issuances under employee compensation plans. Under certain conditions, the Company may purchase additional shares in order to increase economic value for shareholders. As of September 30, 1996, the Company had largely completed two prior share repurchase plans totaling 60 million shares.

Travel Related Services (TRS) reported third quarter net income of $323 million, a 9 percent increase over net income of $297 million a year ago.

Last year's results included income from AMEX Life, a subsidiary that was sold in October, 1995. Excluding the year ago results for AMEX Life, TRS' net income grew approximately 13 percent, revenues increased approximately
4 percent and expenses were up approximately 2 percent, compared with the year ago quarter.

Net revenues reflect an increase in worldwide billed business on American Express Cards and growth in Cardmember loans outstanding. The increase in billed business resulted from higher spending per Cardmember, due in part to the benefits of rewards programs and increased merchant coverage, as well as an increase in the number of cards outstanding. These increases were partially offset by a decrease in net card fees, reflecting the Company's strategy of growing its lending portfolio through the issuance of low- and no-fee credit cards.

Credit quality has improved since last year, particularly in Latin America. Accordingly, the provision for losses for both charge and lending products declined significantly during the third quarter. Management expects the amount of the fourth quarter provision to be similar to that of the third quarter.<FN1> Operating expenses increased from last year, primarily reflecting the cost of Cardmember loyalty programs, business growth and investment spending.

-------------------------
<FN1>  Important factors which may cause actual results to differ materially from this forward looking statement include, but are not limited to, the following: consumer and/or business spending per Cardmember, which may result from general economic conditions affecting consumers or businesses, including the overall levels of consumer debt; other general economic and business conditions, such as interest rates and consumer credit trends, which could affect the ability of consumers and businesses to repay credit and charge card debt to TRS; the rate of bankruptcies of consumers and businesses; and the volume of new card products issued by TRS, which typically involve higher provisioning. For other risk factors, see Part II, Item 5 of American Express Company's 10-Q Report for the period ended March 31, 1996.
</FN1>
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American Express Financial Advisors (AEFA) reported record third quarter net income of $156 million, a 17 percent increase over net income of $134 million a year ago.

Revenue and earnings growth benefited primarily from higher fee revenues due to an increase in managed assets and growth in distribution fees primarily from sales of mutual funds.

While sales of mutual funds, life and other insurance products and annuities increased, sales of investment certificates declined from last year.

American Express Bank (AEB) reported third quarter net income of $18 million, compared with $22 million a year ago.

The decline in earnings reflects lower revenues, partly offset by expense savings. These results also reflect the impact of the Bank's continued efforts to focus on strategic markets and eliminate low return activities.

Corporate and Other reported third quarter net expenses of $39 million, compared with net expenses of $37 million a year ago.

American Express Company, a global travel, financial and network services provider founded in 1850, provides customers with a variety of products and services consistent with its brand. The Company provides individuals with charge and credit cards, travelers cheques and other stored value products. It also offers financial planning, brokerage services, mutual funds, insurance and other investment products.

   Through its family of Corporate Card services, American Express helps companies and institutions manage their travel, entertainment and purchasing expenses. It provides investment management services and administers pension and other employee benefit plans. The Company also offers accounting and tax preparation to small businesses, and financial education services to employees at their places of work.

   As the world's largest travel agency, American Express offers travel and related consulting services to individuals and corporations around the globe. The Company also provides banking services to corporations, wealthy entrepreneurs, financial institutions and retail customers outside the United States.

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                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         AMERICAN EXPRESS COMPANY


                         By:    /s/ Stephen P. Norman
                                ----------------------------
                         Name:  Stephen P. Norman
                         Title: Secretary



Dated:  October 29, 1996
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                        AMERICAN EXPRESS COMPANY
                        ------------------------
                            FINANCIAL SUMMARY
                            -----------------
                               (Unaudited)

(dollars in millions, except per share amounts)
-----------------------------------------------
                                         Three Months Ended
                                             September 30,
                                         ------------------   Percentage
                                           1996        1995   Inc/(Dec)
                                           ----        ----   ----------
Revenues by Industry Segment (A)
--------------------------------
     Travel Related Services             $2,920       $2,972     (1.8%)
     American Express Financial Advisors  1,021          934      9.4
     American Express Bank                  151          161     (6.7)
                                         ------       ------
                                          4,092        4,067      0.6
     Corporate and Other, including
       adjustments and eliminations         (36)         (13)      #
                                         -------      -------
CONSOLIDATED REVENUES (A)                $4,056       $4,054       -
                                         =======      =======

Pretax Income by Industry Segment
----------------------------------
     Travel Related Services               $441         $408      8.2%
     American Express Financial Advisors    230          197     16.6
     American Express Bank                   28           33    (16.3)
                                          ------       ------
                                            699          638      9.5

     Corporate and Other                    (78)         (67)   (16.1)
                                          ------       ------
PRETAX INCOME                              $621         $571      8.7
                                          ======       ======

Net Income by Industry Segment
------------------------------
     Travel Related Services               $323         $297      8.8%
     American Express Financial Advisors    156          134     16.5
     American Express Bank                   18           22    (18.8)
                                          ------      ------
                                            497          453      9.7

     Corporate and Other                    (39)         (37)    (6.6)
                                          ------       ------
NET INCOME                                 $458          $416    10.0
                                          ======       ======
NET INCOME PER COMMON SHARE               $0.95         $0.83    14.5
                                        =======       =======
Cash dividends declared per common share $0.225        $0.225
                                        =======       =======
Average shares outstanding (000's)      481,865       496,516
                                        =======       =======
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                                          Nine Months Ended
                                             September 30,
                                          -----------------    Percentage
                                           1996        1995     Inc/(Dec)
                                           ----        ----    ----------
Revenues by Industry Segment (A)
--------------------------------
     Travel Related Services               $8,571     $8,615       (0.5%)
     American Express Financial Advisors    3,041      2,718       11.9
     American Express Bank                    435        484      (10.2)
                                           -------    -------
                                           12,047     11,817        1.9
     Corporate and Other,including
       adjustments and eliminations           (65)       (25)         #
                                           -------    -------
CONSOLIDATED REVENUES (A)                  $11,982    $11,792       1.6
                                           =======    =======

Pretax Income by Industry Segment
----------------------------------
     Travel Related Services                $1,316     $1,208       8.9%
     American Express Financial Advisors       657        553      19.0
     American Express Bank                      79         83      (5.0)
                                            -------    -------
                                             2,052      1,844      11.3

     Corporate and Other                      (231)      (203)    (14.3)
                                            -------   --------
PRETAX INCOME                               $1,821     $1,641      11.0
                                            =======   ========

Net Income by Industry Segment
------------------------------
     Travel Related Services                   $932      $859       8.5%
     American Express Financial Advisors        439       370      18.5
     American Express Bank                       51        57      (9.8)
                                             -------    -------
                                              1,422     1,286      10.6

     Corporate and Other                       (115)     (107)     (8.0)
                                             -------    -------
NET INCOME                                   $1,307     $1,179     10.8
                                             =======    =======

NET INCOME PER COMMON SHARE                   $2.68      $2.34     14.5
                                            =========  ========
Cash dividends declared per common share     $0.675     $0.675
                                            =========  ========
Average shares outstanding (000's)          486,554    499,430
                                            =========  ========

(A) Revenue are reported net of interest expense, where applicable. # Denotes variance of more than 100%.

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(Preliminary)
                            Travel Related Services
                            -----------------------
                              Statement of Income
                              -------------------
                                  (Unaudited)

(Dollars in millions)

                                            Three Months Ended
                                               September 30,
                                            --------------------  Percentage
                                             1996          1995    Inc/(Dec)
                                            ------        ------  ----------
Net Revenues:
     Discount Revenue                        $1,256      $1,116        12.5%
     Net Card Fees                              418         439        (4.6)
     Travel Commissions and Fees                316         316         0.1
     Interest and Dividends                     167         261       (36.3)
     Other Revenues                             508         570       (10.9)
                                             -------     -------
                                              2,665       2,702        (1.4)
                                             -------     -------
     Lending:
          Finance Charge Revenue                377         396        (4.9)
          Interest Expense                      122         126        (3.0)
                                             -------     -------
               Net Finance Charge Revenue       255         270        (5.7)
                                             -------     -------
          Total Net Revenues                  2,920       2,972        (1.8)
                                             -------     -------
Expenses:
     Marketing and Promotion                    278         252        10.3
     Provision for Losses and Claims:
          Charge Card                           172         207       (16.8)
          Lending                               107         132       (18.8)
          Other                                  28         137       (79.9)
                                             -------     -------
               Total                            307         476       (35.4)
                                             -------     -------
     Interest Expense:
          Charge Card                           175         169         3.5
          Other                                  72         114       (36.4)
                                             -------     -------
               Total                            247         283       (12.5)
     Net Discount Expense                       128         101        26.5
     Human Resources                            764         700         9.1
     Other Operating Expenses                   755         752         0.2
                                             -------     -------
          Total Expenses                      2,479       2,564        (3.3)
                                             -------     -------
Pretax Income                                   441         408         8.2
Income Tax Provision                            118         111         6.5
                                             -------     -------
Net Income                                     $323        $297         8.8
                                             =======     =======

The impact on the Statement of Income related to TRS' securitized receivables and loans was as follows:

      Increase Net Card Fees                     $4          -
      Increase Other Revenues                    45         $20
      Decrease Lending Finance Charge Revenue   (43)         -
      Decrease Lending Interest Expense          17          -
      Decrease Provision for Losses and Claims:
           Charge Card                           51          40
           Lending                               11          -
      Decrease Interest Expense:
           Charge Card                           43          41
      Increase Net Discount Expense            (128)       (101)
                                              -------     --------
           Pretax Income                         $0          $0
                                              =======     ========
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                         Travel Related Services (continued)
                         -----------------------------------
                          Selected Statistical Information
                          --------------------------------
                                     (Unaudited)

(Amounts in billions, except percentages and where indicated)

                                             Three Months Ended
                                                September 30,
                                             -------------------  Percentage
                                               1996        1995    Inc/(Dec)
                                             -------      ------- ----------
Total Cards in Force (millions):
     United States                              28.4        25.9        9.4%
     Outside the United States*                 11.9        11.5        4.1
                                             -------      -------
          Total                                 40.3        37.4        7.8
                                             =======      =======
Basic Cards in Force (millions):
     United States                             21.7         19.4       12.0
     Outside the United States*                 9.4          9.0        4.2
                                             -------      -------
          Total                                31.1         28.4        9.5
                                             =======      =======
Card Billed Business:
     United States                            $32.7        $29.2       11.8
     Outside the United States*                13.2         11.8       12.4
                                             -------       ------
          Total                               $45.9        $41.0       12.0
                                             =======       ======

Owned and Managed Cardmember Receivables
     (excluding Revolving Card Products):
     Total Cardmember Receivables              $20.7        $18.7      10.5
     90 Days Past Due as a % of Total
          Cardmember Receivables                3.6%         3.6%         -
     Total Loss Reserves (millions)             $996         $915       8.8
          % of Cardmember Receivables           4.8%         4.9%         -
          % of 90 Days Past Due                 134%         135%         -
     Cardmember Receivables Loss Ratio,
          Net of Recoveries                    0.54%        0.52%         -

Owned and Managed U.S. Cardmember Lending
     (including Revolving Card Products):
     Total Cardmember Loans                    $11.2         $9.0      24.2
     30 Days Past Due as a % of Total
          Cardmember Loans                      3.2%         3.5%         -
     Total Loss Reserves (millions)             $427         $389       9.8
          % of Cardmember Loans                 3.8%         4.3%         -
          % of 30 Days Past Due                 119%         122%         -
     Write-Off Rates                            5.1%         4.5%         -

Travelers Cheque Sales                          $8.6         $8.3       3.2
Average Travelers Cheques
     Outstanding                                $6.6         $6.7      (1.8)
Travel Sales                                    $3.8         $3.7       4.1
Return on Average Equity **                    25.1%        24.6%         -

* Both years include Cards issued by strategic alliance partners and independent operators as well as business billed on those Cards.
** ROE is calculated excluding the effect of SFAS #115.

Note: Certain prior year amounts have been reclassified to conform to the current year's presentation.
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(Preliminary)
                       American Express Financial Advisors
                       -----------------------------------
                               Statement of Income
                               -------------------
                                  (Unaudited)

(Dollars in millions, except where indicated)

                                            Three Months Ended
                                               September 30,
                                           -------------------     Percentage
                                               1996        1995     Inc/(Dec)
                                            -------     -------    ----------
Revenues:
     Investment Income                         $560        $555         0.9%
     Management and Distribution Fees           302         241        25.4
     Other Income                               159         138        15.5
                                            -------     -------
          Total Revenues                      1,021         934         9.4
                                            -------     -------
Expenses:
     Provision for Losses and Benefits:
          Annuities                             303         293         3.7
          Insurance                             102          99         2.8
          Investment Certificates                45          55       (17.2)
                                            -------     -------
               Total                            450         447         0.9
     Human Resources                            259         226        14.4
     Other Operating Expenses                    82          64        28.3
                                            -------     -------
          Total Expenses                        791         737         7.5
                                            -------     -------
Pretax Income                                   230         197        16.6
Income Tax Provision                             74          63        16.6
                                            -------     -------
Net Income                                     $156        $134        16.5
                                            =======     =======

                           Selected Statistical Information
                           --------------------------------

Life Insurance in Force (billions)            $65.2       $57.6        13.2
                                            =======     =======
Assets Owned and/or Managed (billions):
     Assets managed for institutions          $35.8       $32.3        10.9
     Assets owned and managed for individuals:
          Owned Assets                         50.8        46.2         9.9
          Managed Assets                       56.3        46.3        21.6
                                            -------     -------
               Total                         $142.9      $124.8        14.5
                                            =======     =======
Sales of Selected Products:
     Mutual Funds                            $3,313      $2,584        28.2
     Annuities                                 $946        $699        35.3
     Investment Certificates                   $182        $363       (49.9)
     Life and Other Insurance Sales            $109         $94        16.2

Number of Financial Advisors                  8,092       7,930         2.0
Fees From Financial Plans (thousands)       $11,660      $9,798        19.0
Product Sales Generated from Financial
     Plans as a Percentage of Total Sales     64.7%       65.3%           -
Return on Average Equity*                     20.2%       19.2%           -

* ROE is calculated excluding the effect of SFAS #115.
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(Preliminary)
                              American Express Bank
                              ---------------------
                               Statement of Income
                               -------------------
                                   (Unaudited)

(Dollars in millions)

                                             Three Months Ended
                                                September 30,
                                             ------------------     Percentage
                                               1996        1995      Inc/(Dec)
                                             -------    -------     ----------
Net Revenues:
     Interest Income                            $206       $221        (6.9%)
     Interest Expense                            128        140        (8.4)
                                             -------    -------
          Net Interest Income                     78         81        (4.3)
     Commissions, Fees and Other Revenues         57         59        (4.8)
     Foreign Exchange Income                      16         21       (21.7)
                                             -------    -------
          Total Net Revenues                     151        161        (6.7)
                                             -------    -------
Provision for Credit Losses                        5          1         #
                                             -------    -------
Expenses:
     Human Resources                              59         62        (5.0)
     Other Operating Expenses                     59         65        (9.2)
                                             -------    -------
          Total Expenses                         118        127        (7.1)
                                             -------    -------
Pretax Income                                     28         33       (16.3)
Income Tax Provision                              10         11       (11.6)
                                             -------    -------
Net Income                                       $18        $22       (18.8)
                                             =======    =======

                       Selected Statistical Information
                       --------------------------------

Return on Average Assets                       0.62%      0.68%           -
Return on Average Common Equity*               9.61%     11.28%           -
Total Loans                                   $5,640     $5,383         4.8
Reserve for Credit Losses                       $116       $115         0.7
Total Nonperforming Loans                        $31        $32        (2.8)
Other Real Estate Owned                          $34        $43       (20.6)
Risk-Based Capital Ratios:
     Tier 1                                     9.0%       8.7%           -
     Total                                     12.8%      13.9%           -
Leverage Ratio                                  6.0%       5.6%           -

# Denotes variance of more than 100%.
* ROE is calculated excluding the effect of SFAS #115.
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